UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2017

KANSAS CITY SOUTHERN
(Exact name of registrant as specified in its charter)

DELAWARE	1-4717	44-0663509
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification Number)

427 West 12th Street, Kansas City, Missouri 64105
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(816) 983 - 1303

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events
On August 15, 2017, Kansas City Southern (the “Company”) announced that its Board of Directors (the “Board”) approved a new program for the repurchase of common stock of the Company (the “2017 Repurchase Program”) (i) in open market transactions pursuant to Rules 10b-18 and/or 10b5-1 of the Securities and Exchange Act of 1934, as amended, (ii) through privately negotiated transactions, or (iii) through one or more Accelerated Repurchase Plans.  The aggregate amount of repurchases effected by the Company under the 2017 Repurchase Program through June 30, 2020 is limited to $800 million, exclusive of any fees, commissions or other expenses associated with the 2017 Repurchase Program.  The aggregate amount of repurchases effected by the Company under the 2017 Repurchase Program pursuant to any Accelerated Repurchase Plan is limited to $200 million, which Accelerated Repurchase Plan will be launched immediately and is expected to be completed by early in the fourth quarter of 2017.  A copy of the Company’s press release announcing the 2017 Repurchase Program is furnished as Exhibit 99.1 hereto.
On August 15, 2017, the Company entered into two agreements (each, an “ASR Agreement”) with (1) Morgan Stanley & Co. LLC and (2) Bank of America, N.A. (each, a “Dealer”) in each case to implement a separate accelerated share repurchase program. Under each ASR Agreement, on August 16, 2017, the Company will pay $100 million to each Dealer and initially expects to receive from each Dealer approximately 800,000 shares based on the closing share price on August 15, 2017. The total number of shares that will ultimately be purchased by the Company pursuant to each accelerated share repurchase program will generally be based on the average of the daily Rule 10b-18 volume weighted average prices of the Company’s common stock during the term of each ASR program, less a discount.

Upon final settlement of each ASR Agreement, the Company may be entitled to receive additional shares of the Company’s common stock from each Dealer or, under certain circumstances specified in each ASR Agreement, the Company may be required to make a cash payment or deliver shares, at its option, to each Dealer. Each ASR program will be funded with cash on hand.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern
Date: August 16, 2017

By:	/s/ Michael W. Cline
Name: Michael W. Cline
Title: Vice President Finance and Treasurer

Exhibit Index

Exhibit No	Description
99.1	Press Release issued by Kansas City Southern, dated August 15, 2017, entitled "Kansas City Southern Announces Dividend Increase and New Share Repurchase Program"